Exhibit 3.1(xxiv)

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

PRINCES GATE OVERSEAS HOLDINGS LIMITED

1 The Company’s name is “PRINCES GATE OVERSEAS HOLDINGS LIMITED”.

2 The Company’s registered office is to be situate in England and Wales.

3 The Company’s objects are:-

3.1** To carry on any of the businesses of a holding company and to co-ordinate all or any part of the businesses and operations of any and all companies, firms and businesses controlled directly or indirectly by the Company or in which the Company is interested, whether as a shareholder or otherwise and whether directly or indirectly, and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings leases, underleases, stocks.

*	The name of the Company was changed from Hackremco (No. 966) Limited by a Certificate of Incorporation on Change of Name dated 7 November 1994.
**	Altered by a Special Resolution pas.

shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same; and to vary any of the investments of the Company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations; to enter into, assist, or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of every description, and to establish, carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account, to act as company secretary alone or jointly with any other person or persons for any company or companies incorporated in any part of the world, as secretary of any association or associations whether incorporated or not in any part of the world and as agent or overseas company agent for any other body incorporated in any part of the world, and to provide administrative, legal, technical and financial services of every description to other companies, firms or persons, to act as business and office managers and to carry on all or any of the businesses of capitalists, trustees, financiers, financial agents, company promoters, bill discounters, insurance brokers and agents, mortgage brokers, rent and debt collectors, stock and share brokers and dealers and commission and general agents, merchants and traders; and to manufacture, buy, sell, maintain, repair and deal in plant, machinery, tools, articles and things of all kinds capable of being used for the purposes of the above-mentioned businesses or any of them, or likely to be required by customers of or persons having dealings with the Company.

3.2 To carry on any other business or activity of any nature whatsoever which may seem to the Directors to be capable of being conveniently or advantageously carried on in connection or conjunction with any business of the Company hereinbefore or hereinafter authorised or to be expedient with a view directly or indirectly to enhancing the value of or to rendering profitable or more profitable any of the Company’s assets or utilizing its skills, know-how or expertise.

3.3 To subscribe, underwrite, purchase, or otherwise acquire, and to hold, dispose of, and deal with, any shares or other securities or investments of any nature whatsoever, and any options or rights in respect thereof or interests therein, and to buy and sell foreign exchange.

3.4 To draw, make, accept, endorse, discount, negotiable, execute, and issue, and to buy, sell and deal with bills of exchange, promissory notes, and other negotiable or transferable instruments or securities.

3.5 To purchase, or otherwise acquire for any estate or interest any property (real or personal ) or assets or any concessions, licenses, grants, patents, trade marks, copyrights or other exclusive or non-exclusive rights of any kind and to hold, develop and turn to account and deal with the same in such manner as may be thought fit and to make experiments and tests and to carry on all kinds of research work.

3.6 To build, construct, alter, remove, replace, equip, execute, carry out, improve, work, develop, administer, maintain, manage or control buildings, structures or facilities of all kinds, whether for the purposes of the Company or for sale, letting or hire to or in return for any consideration from any company, firm or person, and to contribute to or assist in or carry out any part of any such operation.

3.7 To amalgamate or enter into partnership or any joint venture or profit/loss-sharing arrangement or other association with any company, firm, person or body.

3.8 To purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any company, firm, person or body carrying on any business which the Company is authorized to carry on or possessed of any property suitable for the purposes of the Company.

3.9 To promote, or join in the promotion of, any company, whether or not having objects similar to those of the Company.

3.10 To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgages and charges upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by the creation and issue of debentures, debenture stock or other securities of any description.

3.11 To advance, lend or deposit money or give credit to or with any company, firm or person on such terms as may be thought fit and with or without security.

3.12 To guarantee or give indemnities or provide security, whether by personal covenant or by mortgage or charge upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by all or any such methods, for the performance of any contracts or obligations, and the payment of capital or principal (together with any premium) and dividends or interest on any shares, debentures or other securities, of any person, firm or company including (without limiting the generality of the foregoing) any company which is for the time being a holding company of the Company or another subsidiary of any such holding company or is associated with the Company in business.

3.13 To issue any securities which the Company has power to issue for any other purpose by way of security or indemnity or in satisfaction of any liability undertaken or agreed to be undertaken by the Company.

3.14 To sell, lease, grant, licences, easements and other rights over, and in any other manner deal with or dispose of, the undertaking, property, assets, rights and effects of the Company or any part thereof for such consideration as may be thought fit, and in particular for shares or other securities, whether fully or partly paid up.

3.15 To procure the registration, recognition or incorporation of the Company in or under the laws of any territory outside England.

3.16 To subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object or for any purpose which may be considered likely directly or indirectly to further the interests of the Company or of its members.

3.17 To establish and maintain or contribute to any pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any individuals who are or were at any time in the employment or service of the Company or of any company which is its holding company or is a subsidiary of the Company or any such holding company or otherwise is allied to or associated with the Company or any of the predecessors of the Company or any other such company as aforesaid, or who are or were at any time directors or officers of the Company or of any such other company, and the wives, widows, families and dependants of any such individuals; to establish and subsidise or subscribe to any institutions, associations, clubs or funds which may be considered likely to benefit any such persons or to further the interests of the Company or of any such other company; and to make payments for or towards the insurance of any such persons.

3.18 To establish and maintain, and to contribute to, any scheme for encouraging or facilitating the holding of shares or debentures in the Company by or for the benefit of its employees or former employees, or those of its subsidiary or holding company or subsidiary of its holding company, of by or for the benefit of such other persons as may for the time being be permitted by law, or any scheme for sharing profits with its employees or those of its subsidiary and/or associated complies, and (so far as for the time being permitted by law) to lend money to employees of the Company or of any company which is its holding company or is a subsidiary of the Company or any such holding company or otherwise is allied to or associated with the Company with a view to enabling them to acquire shares in the Company or its holding company.

3.19 (i) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to the Company or any such other company, subsidiary undertaking or pension fund and (ii) to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability; for the purposed of this clause “holding company” and “subsidiary undertaking” shall have the same meanings as in the Companies Act 1985 as amended by the Companies Act 1989.

3.20 To distribute among members of the Company in specie or otherwise by way of dividend or bonus or by way of reduction of capital, all or any of the property or assets of the Company, or any proceeds of sale or other disposal of any property or assets of the Company, with and subject to any incident authorized and consent required by law.

3.21 To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents subsidiary companies or otherwise and either alone or in conjunction with others.

3.22 To do all such other things as may be considered to be incidental or conducive to any of the above objects.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this Clause (expect only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraph or the order in which the same occur or the name the Company.

4. The liability of the members is limited

5. The share capital of the Company is £100 divided into 100 shares of £1 each.

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We, the Subscriber to this Memorandum of Association wish to be formed into a Company pursuant to this Memorandum and we agree to take the Share shown opposite our name.

NAME AND ADDRESS OF SUBSCRIBER	Number of Shares taken

Hackwood Secretaries Limited Barrington House, 59-67 Gresham Street, London EC2V 7JA.	One

R J Ashmore For and on behalf of Hackwood Secretaries Limited Total Shares taken:	One

DATED 28 September 1994

WITNESS to the above Signature:-

D E Perry

Barrington House,

59-67 Gresham Street,

London EC2V 7JA.

Secretary

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THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

PRINCES GATE OVERSEAS HOLDINGS LIMITED

(Adopted by a Special Resolution passed on 8 November 1994)

PRELIMINARY

1 The regulations contained in Table A in The Companies (Tables A to F) Regulations 1985 (as amended so as to affect companies first registered on the date of incorporation of the Company) shall, except as hereinafter provided and so far as not inconsistent with the provisions of these Articles, apply to the Company to the exclusion of all other regulations or Articles of Association, References herein to regulations are to regulations in the said Table A unless otherwise stated.

SHARE CAPITAL

2 The share capital of the Company at the date of the adoption of these Articles is £100 divided into 100 Ordinary Shares of £1 each.

3 (A) Subject to Section 80 of the Companies Act 1985, all unissued shares shall be at the disposal of the Directors and they may allot, grant options over or otherwise dispose of them to such persons, at such times, and on such terms as they think proper and Section 89(1) of the Companies Act 1985 shall not apply.

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(B) (i) Pursuant to and in accordance with Section 80 of the Companies Act 1985 the Directors shall be generally and unconditionally authorized to exercise during the period of five years from the date of the adoption of these Articles all the powers of the Company to allot relevant securities up to an aggregate nominal amount of £99:

(ii) by such authority the Directors may make offers or agreements which would or might require the allotment of relevant securities after the expiry of such period:

(iii) words and expressions defined in or for the purposes of the said Section 80 shall bear the same meanings in this Article.

NOTICE OF GENERAL MEETINGS

4 The words and to the directors and auditors’ at the end of Regulation 38 shall not apply.

PROCEEDINGS AT GENERAL MEETINGS

5 In the case of a corporation a resolution in writing may be signed on its behalf by a Director or the Secretary thereof or by its duly appointed attorney or duly authorized representative. Regulation 53 shall be extended accordingly. Regulation 53 (as extended) shall apply mutatis mutandis to resolutions in writing of any class of members of the Company.

6 An instrument appointing a proxy (and, where it is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof) must either be delivered at such place or one of such places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting (or, if no place is so specified, at the registered office) before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting)

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for the taking of the poll at which it is to be used or be delivered to the Secretary (or the chairman of the meeting) on the day and at the place of, but in any event before the time appointed for holding, the meting or adjourned meeting or poll. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates. Regulation 62 shall not apply.

NUMBER OF DIRECTORS

7 The Directors shall not be less than one in number. Regulation 64 shall be modified accordingly.

ALTERNATE DIRECTORS

8 (A) An alternate Director shall (except when absent from the United Kingdom) be entitled to receive notices of meetings of the Directors and of any committee of the Directors of which his appointor is a member and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which his appointor is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative but he shall not be counted more than once for the purpose of the quorum. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. An alternative Director shall not (save as aforesaid) have power to act as a Director, nor shall he be deemed to be a Director for the purposes of these Articles, nor shall he be deemed to be the agent of his appointor. Regulations 66 and 69 shall not apply.

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(B) An alternate Director shall be entitled to contract and be interests in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remunerations except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

DELEGATION OF DIRECTORS’ POWERS

9 In addition to the powers to delegate contained in Regulation 72, the Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of renumeration to or the conferring of any other benefit on all or any of the Directors) to committees consisting of one or more Directors and (if thought fit) one or more other named persons or persons to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed if it were a reference to the exercise thereof by such committee. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorize the co-option to the committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee but so that (a) the number of members who are not Directors shall be less than one-half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless passed by a majority including at least one member of the committee who is a Director. Regulation 72 shall be modified accordingly.

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APPOINTMENT AND RETIREMENT OF DIRECTORS

10 The Directors shall not be subject to retirement by rotation, Regulations 73 to 75 and the second and third sentences of Regulation 79 shall not apply, and other references in the said Table A to retirement by rotation shall be disregarded.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

11 The office of a Director shall be vacated in any of the events specified in regulation 81 and also if he shall in writing offer to resign and the Directors shall resolve to accept such offer or if he shall have served upon him a notice in writing signed by all his co-Directors (being at least two in number) but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

REMUNERATION OF DIRECTORS

12 Any Director who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine. Regulation 82 shall be extended accordingly.

PROCEEDINGS OF DIRECTORS

13 On any matter in which a Director is in any way interested he may nevertheless vote and be taken into account for the purposes of a quorum and (save as otherwise agreed) may retain for his own absolute use and benefit all profits and advantages directly or indirectly accruing to him thereunder or in consequence thereof. Regulations 94 to 98 shall not apply.

TELEPHONE BOARD MEETINGS

14 All or any of the Directors may participate in a meeting of the Board of Directors, or any committee of the Directors, by means of a conference telephone or any communications equipment which allows all persons participating in the meeting to hear each other. A person so participating and who would be entitled to attend a meeting of the Board, or any committee of the Directors, and to vote and count in the quorum thereat shall be deemed to be present in person at the meeting and shall be entitled to vote and to be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those so participating is assembled or, if there is no such group, where the person or persons participating in the meeting and carrying the largest number of voting-rights exercisable at that meeting is or are present, or if no such person is, or persons are, present, where the Chairman of the meeting is present and the word “meeting” shall be construed accordingly.

INDEMNITY

15 (A) Subject to the provisions of and so far as may be permitted by law, every Director, Auditor, Secretary or other officer of the Company shall be Indemnified by the Company out of its own funds against and/or exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court Regulation 118 shall not apply.

(B) Without prejudice to the provisions of Regulation 87 or paragraph (A) of this Article, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employee or auditors of any Relevant Company (as defined in paragraph (C) of this Article) or who are or were at any time trustees of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme.

(C) For the purpose of paragraph (B) of this Article, “Relevant Company” shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way Allied to or associated with the Company, or any subsidiary undertaking of the Company or of any such other body.

OVERRIDING PROVISIONS

16 Whenever Cott Retail Brands Limited (hereinafter called “the Parent Company”), or any subsidiary undertaking of the Parent Company, shall be the holder of not less than 90 per cent, of the issued Ordinary Shares the following provisions shall apply and to the extent of any inconsistency shall have overriding effect as against all other provisions of these Articles:-

(a) the Parent Company may at any time and from time to time appoint any person to be a Director or remove from office any Director howsoever appointed but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have affect without prejudice to any claim for damages for breach of any contract of service between him and the Company:

(b) no unissued shares shall be issued or agreed to be issued or put under option without the consent of the Parent Company:

(c) any or all powers of the Directors shall be restricted in such respects and to such extent as the Parent Company may by notice to the Company from time to time prescribe.

Any such appointment, removal, consent or notice shall be in writing served on the Company and signed on behalf of the Parent Company by any two of its Directors or by any one of its Directors and its Secretary or some other person duly authorized for the purpose. No person dealing with the Company shall be concerned to see or enquire as to whether the powers of the Directors have been in any way restricted hereunder or as to whether any requisite consent of the Parent Company has been obtained and no obligation incurred or security given or transaction effected by the Company to or with any third party shall be invalid or ineffectual unless the third party had at the time express notice that the incurring of such obligation or the giving of such security or the effecting of such transaction was in excess of the powers of the Directors.

THE COMPANIES ACT 1985

WRITTEN RESOLUTION OF THE SHAREHOLDERS OF

COTT EUROPE TRADING LIMITED

(COMPANY NUMBER 2974459)

We, the undersigned, being all of the members of the Company entitled to attend and vote at any general meeting of the Company unanimously agree pursuant to s.381A of the Companies Act 1985 that the following resolutions be passed as written resolutions of the Company having effect as special resolutions and confirm that they shall be as valid and effective for all purposes as if the same had been passed at a general meeting of the Company duly convened and held:

SPECIAL RESOLUTIONS

THAT:

1	the Articles of Association of the Company be and are hereby amended by the insertion of the following wording as Article 17:

“Notwithstanding anything contained in these Articles, whether expressly or impliedly contradictory to the provisions of this Special Article (to the effect that any provision : contained in this Special Article shall override any other provision of these Articles)

17.1	The Directors shall not decline to register any transfer of shares, nor may they suspend registration thereof, where such transfer:

17.1.1	is to any bank, institution or other person to which such shares have been charged by way of security, or to any nominee of such a bank, institution or other person (or a person acting as agent or security trustee for such person) (a “Secured Institution”.); or

17.1.2	is delivered to the Company for registration by a Secured Institution or its nominee in order to perfect its security over the shares; or

17.1.3	is executed by a Secured Institution or its nominee pursuant to a power of sale or other power existing under such security,

and the Directors shall forthwith register any such transfer of shares upon receipt and furthermore notwithstanding anything to the contrary contained in these Articles no transferor of any shares in the Company or proposed transferor of such shares to a Secured Institution or its nominee and no Secured institution or its nominee shall (in either such case) be required to offer the shares which are or are to be the subject of any transfer as aforesaid to the shareholders for the time being of the Company or any of them and no such shareholder shall have any right under the Articles or otherwise howsoever to require such shares to be transferred to them whether for any valuable consideration or otherwise.”;

2

the terms and conditions (as the same may be amended, varied, supplemented or substituted from time to time) of each of the Documents (as defined below) which the Company is proposing to enter into in connection with a multi-currency revolving credit agreement (the “Credit Agreement”) to be entered into between, the Company’s Canadian ultimate parent company, Cott Corporation (the “Parent”), Cott Beverages Inc (the “US Borrower”), Cott Beverages Limited (the “UK Borrower”), Cott Embatelladores de Mexico, S. A. de C. V. (the “Mexican Borrower” and the Parent, the US Borrower, the UK Borrower and the Mexican Borrower are together the “Borrowers”) and Wachovia Bank, National Association as administrative agent and security trustee (the-“Bank”) pursuant to which the Bank had offered to make available to the borrowers a revolving credit facility (the “Facility”) in the initial aggregate principal amount of US$100,000,000 with an option to Increase the aggregate principal amount of the Facility by up to US$150,000,000 upon the terms and subject to the conditions detailed therein and which shall be used (I) to refinance certain existing indebtedness, (ii) for general corporate purposes, including, without limitation, working capital, capital expenditures, expenditures in the ordinary course of business and permitted acquisitions and Investments and (iii) to pay fees and expenses related to the Facility, be and are hereby approved and (notwithstanding any provisions of the Memorandum and Articles of Association of the Company or any personal Interest of any of the directors) the directors of the Company be and are hereby empowered, authorised and directed to complete and enter into each such document, being;

2.1	a debenture to be entered into by the Company in favour of the Bank (the “Debenture”); and

2.2	a New York law governed guaranty agreement to be entered into by, among others, the Company in favour of the Bank (the “Guaranty Agreement”),

(together the “Documents” and each a “Document”),

3	(i) the execution and delivery by the Company of the Documents, (ii) the performance by the Company of its obligations under the Documents and (iii) the transactions contemplated by the Documents be and are hereby approved.

/s/ Authorized Signatory
Director For and on behalf of Cott Retail Brands Limited

Dated: 30 March 2005

2

No. 2974459

The Companies Act 1985

Private Company Limited by Shares

Written Resolutions of COTT EUROPE TRADING LIMITED

The following resolutions were passed as written resolutions of the Company on 24 December 1998 in accordance with the Articles of Association of the Company.

Ordinary Resolutions

1	THAT the capital of the Company be increased from £100 to £5,000,000 by the creation of a further 4,999,900 ordinary shares of £1 each to rank pari passu in all respects with the existing ordinary shares of £1 each in the capital of the Company.

2	THAT:-

2.1	the Directors be generally and unconditionally authorised pursuant to and in accordance with Section 80 of the Companies Act 1985 to exercise for the period of five years from the date of the passing of this resolution all the powers of the Company to allot relevant securities up to the aggregate nominal amount of £4,999,999.

2.2	by such authority the Directors may make offers or agreements which would or might require the allotment of relevant securities after the expiry of such period; and

2.3	words and expressions defined in or for the purposes of the said Section 80 shall have the same meanings in this resolution.

Special Resolution

3	THAT the Articles of Association of the Company be and are hereby altered as follows:-

3.1	by deleting the existing Article 2 and substituting therefor the following new Article 2:-

“2	The share capital of the Company as at 24 December 1998 is £5,000,000 divided into 5,000,000 ordinary shares of £1 each.”

3.2	by deleting the existing sub-clause 3(B).

/s/ Authorized Signatory
For Hackwood Secretaries Limited - Secretary

1